MORTGAGE AND OTHER NOTES PAYABLE
INCLUDING WEIGHTED INTEREST RATES AT DECEMBER 31, 2002
(in millions of dollars, amounts may not add due to rounding)

Exhibit 99

		100% 12/31/02	Beneficial Interest 12/31/02	Effective Rate 12/31/02	(a)	LIBOR Rate Spread	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	Total
Consolidated Fixed Rate Debt: Beverly Center
Biltmore Fashion Park
MacArthur Center
Regency Square
The Mall at Short Hills
Other
Total Consolidated Fixed
Weighted Rate

Consolidated Floating Rate Debt:
Dolphin Mall
Great Lakes Crossing
Stony Point Fashion Park
The Shops at Willow Bend
The Mall at Wellington Green
Taubman Realty Group
Taubman Realty Group
Total Consolidated Floating
Weighted Rate

Total Consolidated
Weighted Rate

Joint Ventures Fixed Rate Debt:
Arizona Mills
Cherry Creek
Fair Oaks
International Plaza
Sunvalley
Sunvalley Bonds
Westfarms
Woodland
Total Joint Venture Fixed
Weighted Rate

Joint Ventures Floating Rate Debt:
The Mall at Millenia
Stamford Town Center
Other
Total Joint Venture Floating
Weighted Rate

Total Joint Venture
Weighted Rate

TRG Beneficial Interest Totals
Fixed Rate Debt

Floating Rate Debt

Total	50.00% 50.00% 50.00% 26.49% 50.00% 50.00% 78.94% 50.00% 50.00% 50.00%
  146.0
   78.2
  142.2
   81.6
  268.1
   21.8
  737.8
  7.48%

  164.6
  143.8
   24.4
  181.6
  142.8
    8.6
  140.0
  805.8
  4.36%

1,543.6
  5.85%

  143.6
  177.0
  140.0
  192.0
  135.0
    0.6
  209.1
   66.0
1,063.3
  6.41%

  145.0
   76.0
    5.4
  226.4
  2.73%

1,289.7
  5.76%

1,801.1
  6.85%
1,032.2
  4.00%
2,833.3
  5.81%

     146.0
      78.2
      99.5
      81.6
     268.1
      21.8
     695.2
     7.47%

     164.6
     122.2
      24.4
     181.6
     128.5
       8.6
     140.0
     770.0
     4.35%

   1,465.2
     5.83%

      71.8
      88.5
      70.0
      50.9
      67.5
       0.3
     165.0
      33.0
     547.0
     6.55%

      72.5
      38.0
       2.7
     113.2
     2.73%

     660.2
     5.90%

   1,242.2
     7.07%
     883.2
     4.15%
   2,125.4
     5.85%

			Average Maturity	8.36% 7.68% 7.59% 6.75% 6.70% 12.45% 4.20% 4.58% 3.27% 4.74% 4.11% 2.31% 4.38% 7.90% 7.68% 6.60% 4.21% 5.67% 7.20% 6.10% 8.20% 2.97% 2.22% 3.64%	(b) (c) (d) (e) (f) (g) (h) (d) (d)	2.25% 1.50% 1.85% 1.85% 1.85% 0.90% 1.55% 0.80%	0.8 1.1 0.9 3.0 0.3 6.1 6.98% 2.3 122.2 181.6 306.1 4.67% 312.2 4.72% 0.6 0.8 0.8 0.2 1.9 4.3 6.00% 72.5 0.5 73.0 2.97% 77.3 3.15% 10.5 6.57% 379.1 4.35% 389.6 4.41% 4.47	146.0 0.9 1.1 0.9 3.2 0.3 152.5 8.30% 162.3 128.5 8.6 140.0 439.4 4.19% 591.9 5.25% 0.7 0.5 0.9 0.9 0.1 2.0 33.0 38.0 7.93% 38.0 0.4 38.4 2.23% 76.4 5.07% 190.5 8.23% 477.8 4.04% 668.3 5.23%	1.0 1.2 1.0 3.5 0.3 7.0 6.98% 24.4 24.4 3.27% 31.4 4.10% 0.8 1.3 0.9 0.9 2.1 6.0 6.30% 0.2 0.2 3.64% 6.2 6.22% 13.0 6.67% 24.6 3.27% 37.6 4.45%	1.1 1.3 1.1 3.7 0.4 7.5 6.98% 7.5 6.98% 0.8 86.7 0.9 1.0 2.3 91.8 7.59% 0.2 0.2 3.64% 91.9 7.58% 99.2 7.54% 0.2 2.74% 99.4 7.53%	1.2 1.4 1.1 4.0 0.4 8.1 6.99% 8.1 6.99% 0.9 1.0 1.0 2.4 5.3 5.96% 1.5 1.5 3.64% 6.8 5.46% 13.4 6.58% 1.5 3.64% 14.9 6.29%	1.2 1.5 1.2 4.2 0.1 8.3 7.01% 8.3 7.01% 0.9 70.0 46.4 1.1 2.6 121.0 5.67% 121.0 5.67% 129.2 5.76% 129.2 5.76%	72.0 1.7 1.3 246.4 20.0 341.4 7.28% 341.4 7.28% 1.0 1.2 2.7 4.9 6.37% 4.9 6.37% 346.4 7.27% 346.4 7.27%	90.2 1.4 91.5 7.58% 91.5 7.58% 66.0 1.2 2.9 70.2 7.78% 70.2 7.78% 161.7 7.67% 161.7 7.67%	72.8 72.8 6.75% 72.8 6.75% 1.3 3.1 4.4 5.97% 4.4 5.97% 77.2 6.71% 77.2 6.71%	58.1 142.9 201.0 5.98% 201.0 5.98% 201.0 5.98% 201.0 5.98%	146.0 78.2 99.5 81.6 268.1 21.8 695.2 164.6 122.2 24.4 181.6 128.5 8.6 140.0 770.0 1,465.2 71.8 88.5 70.0 50.9 67.5 0.3 165.0 33.0 547.0 72.5 38.0 2.7 113.2 660.2 1,242.2 883.2 2,125.4

(a)	Includes the impact of interest rate swaps but does not include effect of amortization of debt issuance costs or interest rate cap costs.
(b)	$140 million of this debt (decreasing to $120 million in December 2003) is swapped to 2.05% plus spread to October 2004. The remaining debt is floating month to month at LIBOR plus spread.
(c)	LIBOR rate plus spread is locked to April 2003 on $143.2 million at 4.59% with the remainder floating month to month.
(d)	LIBOR rate is floating month to month.
(e)	$100 million of this debt is swapped to 4.13% plus spread to July 2004. The remainder is floating month to month at LIBOR plus spread.
(f)	$100 million of this debt is swapped to 2.5% plus spread from October 2002 to October 2003, to 4.35% plus spread from October 2003 to October 2004 and to 5.25% plus spread from October 2004 to May 2005. The remainder is floating month to month at LIBOR plus spread.
(g)	Rate floats daily.
(h)	$100 million of this debt is swapped to 4.3% plus spread to November 2003. The remaining debt is floating month to month at LIBOR plus spread.